UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2010

MOGGLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333- 152050	35-2327649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 463-4099

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3.02

On November 26, 2010, Moggle, Inc. (the “Company”) closed on a private offering of its securities raising aggregate proceeds of $2,000,000. The proceeds will be utilized by the Company for general corporate purposes and to fund growth initiatives. In connection with the private offering an aggregate of 10,000,000 shares of the Company’s common stock will be issued. No commissions were paid in connection with the private offering.

The Company issued the foregoing securities   in reliance on the exemptions  from registration under Section 4(2) of the Securities Act of 1933, as amended thereof  (the “Act”),  Rule 506 of Regulation D of the Act, Regulation S of the Act and/ or other applicable exemptions from the registration provisions of the Act. .

On November 26, 2009, Moggle issued a press release with respect to the closing of  the private offering.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

99.1 Moggle, Inc.  press release, dated November 26, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 26, 2010	MOGGLE, INC.

	By:	/s/ Ernest Cimadamore
	Name:	Ernest Cimadamore.
	Title:	Chief Executivel Officer

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